SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 26, 2016, the Company held its Annual Meeting of Stockholders. Of the total 112,433,984 shares of Class A common stock of the Company issued, outstanding and eligible to vote at the meeting, 102,806,571 shares, representing the same number of votes, were represented in person or by proxy at the meeting. The votes cast for all matters are set forth below:

1.     Election of Class A Directors.

Nominees	For	Against	Abstain	Broker Non-Votes
W. Lance Conn	97,978,504	1,765,156	12,910	3,050,001
Michael P. Huseby	99,419,360	324,355	12,855	3,050,001
Craig A. Jacobson	99,428,364	324,511	3,695	3,050,001
Gregory B. Maffei	82,866,071	16,842,092	48,407	3,050,001
John C. Malone	80,428,753	19,279,534	48,283	3,050,001
John D. Markley, Jr.	99,375,640	368,245	12,685	3,050,001
David C. Merritt	99,419,451	324,434	12,685	3,050,001
Balan Nair	99,350,448	393,202	12,920	3,050,001
Thomas M. Rutledge	99,395,193	357,944	3,433	3,050,001
Eric L. Zinterhofer	98,024,070	1,728,402	4,098	3,050,001

2.     Approval of the Company’s 2016 Executive Incentive Performance Plan.

For	Against	Abstain	Broker Non-Votes
98,484,821	1,260,791	10,958	3,050,001

3.	Approval of an Amendment Increasing the Number of Shares in the Company’s 2009 Stock Incentive Plan and Increasing Annual Grant Limits.

For	Against	Abstain	Broker Non-Votes
72,955,729	26,791,635	9,206	3,050,001

4.	Vote to ratify the appointment of KPMG LLP as Company’s independent public accounting firm.

For	Against	Abstain	Broker Non-Votes
102,550,445	253,662	2,464	0

No other matters were considered and voted on by the stockholders at the annual meeting.

As a result of the votes cast as reported above, the shareholders elected each nominee as a director of the Company, approved the Company’s 2016 Executive Incentive Performance Plan, approved the amendment increasing the number of shares in the Company’s 2009 Stock Incentive Plan and increasing the annual grant limits and ratified the appointment of KPMG LLP as independent public accounting firm for the Company for the year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: May 2, 2016		Senior Vice President - Finance, Controller and
Chief Accounting Officer